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                                                                    EXHIBIT 5.01


                                HALE AND DORR LLP
                               COUNSELLORS AT LAW
                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                         617-526-6000 o FAX 617-526-5000

                                  June 22, 2000

NEON Communications, Inc.
2200 West Park Drive
Westborough, MA 01581


Re:      NEON Communications, Inc.
         REGISTRATION STATEMENT ON FORM S-4
         ----------------------------------

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 16,655,581 shares of Common Stock, $0.01 par value per share (the "Shares"), of NEON Communications, a Delaware corporation (the "Company"). The Shares will be issued pursuant to an Agreement and Plan of Merger, a form of which is attached to the Proxy Statement/Prospectus inlcuded in the Registration Statement as EXHIBIT A (the "Merger Agreement"), by and among the Company, NorthEast Optic Network, Inc. and NEON Acquisition, Inc. The Merger Agreement and the merger of such entities (the "Merger") pursuant thereto is described in the Proxy Statement/Prospectus.

We are acting as counsel for the Company in connection with the Merger and the preparation and filing of the Registration Statement. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.


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We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, and without further investigation, we are of the opinion that: when and if (i) the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended,
(ii) the Merger is properly consummated in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware, and in connection therewith the Shares are validly and properly issued by the Company in the form of and containing the terms described in the Registration Statement, and (iii) all legally required consents, approvals and authorizations of government regulatory authorities have been obtained, including without limitation the order of effectiveness from the SEC, the Shares, when issued, will be duly authorized and will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ HALE AND DORR LLP